SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2011

VolitionRX Limited

(Exact name of Company as specified in its charter)

Delaware	0-24707	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
150 Orchard Road Orchard Plaza 08-02 Singapore 238841 (Address of principal executive offices) Facsimile: +65 6333 7235 (Registrant’s Facsimile Number)

STANDARD CAPITAL CORPORATION 557 M. Almeda Street Metro Manila, Philippines Telephone: 011-632-724-5517 (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

Wade Huettel, Esq.

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As used in this Current Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company”, “SNDC”, and “VNRX” refer to VolitionRX Limited.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2011, the Company, then under the name Standard Capital Corporation, and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Singapore Volition Pte Limited, a Singapore registered company (“Singapore Volition”) and the shareholders of Singapore Volition (the “Volition Shareholders”), whereby the Company acquired 6,908,652 (100%) shares of common stock of Singapore Volition (the “Volition Stock”) from the Volition Shareholders.  In exchange for the Volition Stock, the Company issued 6,908,652 shares of its common stock to the Volition Shareholders.  The Share Exchange Agreement closed on October 6, 2011.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2011, and is incorporated herein by this reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 3.02

UNREGISTERED SHARES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the U.S.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On October 6, 2011, Alexander B. Magallano resigned from all positions with the Company, including but not limited to, that of Chief Executive Officer, President and Director.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 6, 2011, B. Gordon Brooke resigned from all positions with the Company, including but not limited to, that of Chief Accounting Officer, Chief Financial Officer and Director.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 6, 2011, Rudy Beloy Perez resigned from all positions with the Company, including but not limited to, that of Secretary and Treasurer.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 6, 2011, 2011, Cameron Reynolds was appointed as President, Chief Executive Officer and a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, 2011, Malcom Lewin was appointed as Chief Financial Officer and Treasurer of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, 2011, Rodney Gerard Rootsaert was appointed as Secretary of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, 2011, Dr. Martin Faulkes was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, Dr. Satu Vainikka was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until her successor is duly appointed.

On October 6, 2011, Guy Archibald Innes was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, Dr. Alan Colman was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, Kevin John Alexander was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

The biographies for the newly appointed directors and officers are set forth below under the section entitled, “DIRECTORS AND EXECUTIVE OFFICERS”.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 22, 2011, the Company filed a Certificate for Renewal and Revival of Charter (“Certificate for Renewal”) with the Secretary of State of Delaware, to reinstate the Company’s Certificate of Incorporation, which had become forfeited or void for failure to file certain past due annual reports with the Secretary of State of Delaware and for nonpayment of annual franchise taxes. However, subsequent to the Certificate of Incorporation becoming forfeited or void and prior to filing the Certificate for Renewal, another corporation organized under the laws of the State of Delaware had adopted the same name or a name so nearly similar thereto as not to distinguish it from the Company’s name of "Standard Capital Corporation". Therefore, pursuant to Section 312(1) of Delaware General Corporation Law, the Company was revived under the new name of "VolitionRX Limited."  A copy of the Certificate for Renewal is filed herewith as Exhibit 3.01(b).  The name change to VolitionRX Limited was approved by FINRA on October 7, 2011 and became effective on October 11, 2011. As of the date of this Report, the Company is in good standing in the State of Delaware.

ITEM 8.01

OTHER EVENTS

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01. As a result of the Share Exchange Agreement, (i) our principal business became the business of Singapore Volition, which is more fully described below; and (ii) Singapore Volition became our wholly-owned operating subsidiary.

Prior to the closing of the Share Exchange Agreement, there were no options or warrants to purchase shares of capital stock of the Company outstanding and the Company had not adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Singapore Volition or between the Company and any of Singapore Volition’s respective affiliates, directors, or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

Corporate History

The Company was incorporated on September 24, 1998 in the State of Delaware under the name Standard Capital Corporation.  The original business plan of the Company was to acquire and develop mineral properties.  The Company leased the rights to explore a mining claim known as the Standard (the “Standard Claim”), but allowed the lease to expire in February 2008.  The Company no longer has any rights to the minerals on the Standard Claim nor does it have any liabilities attached to the claim.  As a result of the Share Exchange Agreement, Singapore Volition became our wholly-owned operating subsidiary and the Company now intends to carry on the business of Singapore Volition as its primary business.  Singapore Volition has two subsidiaries, Belgian Volition SA, a Belgium registered company (“Belgian Volition”), and HyperGenomics Pte Limited, a Singapore registered company (“HyperGenomics Pte Limited”).  Singapore Volition owns 99.9% of the issued and outstanding shares of Belgian Volition and 100% of the issued and outstanding shares of HyperGenomics Pte Limited.

On September 26, 2011, the Company, then under the name Standard Capital Corporation, and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Singapore Volition Pte Limited, a Singapore registered company (“Singapore Volition”) and the shareholders of Singapore Volition (the “Volition Shareholders”), whereby the Company acquired 6,908,652 (100%) shares of common stock of Singapore Volition (the “Volition Stock”) from the Volition Shareholders.  In exchange for the Volition Stock, the Company issued 6,908,652 shares of its common stock to the Volition Shareholders.  The Share Exchange Agreement closed on October 6, 2011.

As a result of the Share Exchange Agreement, Singapore Volition became our wholly-owned operating subsidiary and the Company now intends to carry on the business of Singapore Volition as its primary business.  Singapore Volition has two subsidiaries, Belgian Volition SA, a Belgium registered company (“Belgian Volition”), and HyperGenomics Pte Limited, a Singapore registered company (“HyperGenomics Pte Limited”).  Singapore Volition owns 99.9% of the issued and outstanding shares of Belgian Volition and 100% of the issued and outstanding shares of HyperGenomics Pte Limited.

On September 22, 2011, the Company filed a Certificate for Renewal and Revival of Charter (“Certificate for Renewal”) with the Secretary of State of Delaware, to reinstate the Company’s Certificate of Incorporation. Pursuant to Section 312(1) of the Delaware General Corporation Law, the Company was revived under the new name of "VolitionRX Limited."  The name change to VolitionRX Limited was approved by FINRA on October 7, 2011 and became effective on October 11, 2011.

Description of Our Business

The Company is a life sciences company focused on meeting the urgent need for accurate, fast, inexpensive and scalable tests for detecting and diagnosing cancer and other diseases.  We are in the development stage of our operations and are in the process of discovering, developing and commercializing diagnostic tests.  We believe that our tests will be able to better detect and characterize cancer and other disease states than existing methods, which in turn will provide better patient outcomes and contain healthcare costs.  We focus on blood-based tests that we intend to sell through various channels within the United States and throughout the world, subject to regulatory clearance or approval.

We do not anticipate earning revenues until such time as we able to fully market our products.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock.  However, there is no assurance that we will be able to raise sufficient funding from the sale of our common stock.  The risky nature of our business enterprise places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as our products are available on the market.  We do not have any arrangements in place for any future equity financing.  If we are unable to secure additional funding, we will cease or suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

The Market

Everyone in the world has, or will be, touched by the effects of cancer. It is one of the world’s most deadly diseases, accounting for around 13% of annual global deaths.1 In the United States alone, there are 13.8 million cancer survivors.  By 2020, this figure is expected to rise to 18.1 million and the cost of cancer to the U.S. is projected to reach $158 billion.2   These figures are mirrored in all regions of the world and will continue to grow as populations age.  This is a large potential market of which diagnostics will be a significant part.

Inevitably, the chances of surviving cancer are greatly improved by early detection and diagnosis, however, there is currently no screening test for cancer in general, and very few effective mass screening tests for specific cancers.  Further, current methods of cancer diagnosis are not cost effective and cannot provide accurate results.  The inadequacy of existing diagnostic products means that most cancers are only diagnosed once the cancer is well established. By this stage, it will often have spread beyond the primary tumor (metastatic cancers), making it substantially more difficult to treat.  Early, non-invasive, accurate cancer diagnosis remains a great unmet medical need and a huge commercial opportunity. For these reasons cancer diagnostics is an active field of research and development both academically and in industry.

The global In-Vitro Diagnostics (IVD) market is forecast to grow at a rate of 6% to reach $50.0 billion in 2012, driven by the increasing health care demands of an ageing population.  The market has been growing at a rate of 5-6% in recent years, reaching a value of $36.5 billion in 2007.3  The largest IVD market segment is diabetes diagnostics with a value of $10 billion.4  The cancer IVD market comprising cancer blood and tissue biopsy tests was $4.7 billion in 2008 and growing at 11%.5

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1 Cancer - Fact sheet N°297, World Health Organization, [online], Available at: http://www.who.int/mediacentre/factsheets/fs297/en/index.html, [accessed 8.23.2011]

2 Mariotto AB et al., Projections of the cost of cancer care in the United States: 2010-2020. Jan 19, 2011, JNCI, Vol 103, No.2

3 The Top Ten Global In-Vitro Diagnostics Companies, March 6, 2009, [online], Available at:  http://store.business-insights.com/Product/?productid=BI00021-001, [accessed 8.29.2011]

4 Diagnostics:  Testing systems prove their worth, July 1, 2008, [online], Available at:  http://www.ft.com/cms/s/0/47c5ec16-477e-11dd-93ca-000077b07658,dwp_uuid=322c9222-4712-11dd-876a-0000779fd2ac.html, [accessed 8.29.2011]

5 Cancer IVD market expands to meet customer demand, May 1, 2008, [online], Available at:  http://www.ivdtechnology.com/article/cancer-ivd-market-expands-meet-customer-demand, [accessed 8.29.2011]

Of this the two largest IVD market segments are:

•

Histology, immunohistochemistry and cytology of tissue samples (45% of IVD sales or approximately $2 billion). These are mostly used to confirm cancer diagnosis post-surgery and to determine cancer sub-type; and

•

Immunoassays, mostly of blood samples (30% of IVD sales or approximately $1.5 billion). These are mostly used to monitor for disease progress and relapse. This market segment includes Nucleosomics products which are blood immunoassay tests for modified histones for the diagnosis and prognosis of cancer.

The IVD market (all disease areas) is highly consolidated with the top 10 companies taking an 80% market share. Roche Diagnostics is the largest single company by market share with 20%. Siemens and Abbott both have 12% market share1.  The cancer IVD market also contains many smaller development companies developing and selling novel products, such as the Company.

The Company is responding to the need for early, accurate diagnostic tests with its proprietary NucleosomicsTM (“NuQTM”) technology and products.  The Company’s range of products will continue to expand over the next 5-10 years with both general and specific cancer tests, on increasingly simple formats.

Our Products

The Company’s existing products, as well as those that are currently in the development pipeline, are described in detail below:

NuQTM Suite of Epigenetic Cancer Blood Tests

Epigenetics is the science of how genes are switched “on” or “off” in the body’s cells. A major factor controlling the switching “on” and “off” is the structuring of DNA. The DNA in every human cell is not a random string but wound around protein complexes in a “beads on a string” structure. Each individual “bead” with associated DNA coiled around it is called a nucleosome. These nucleosomes then form additional structures with increasingly dense packing, culminating in chromosomes containing hundreds of thousands of nucleosomes.

Cancer is characterized by uncontrolled and rapid cell growth and also by an approximately matched, but slightly less, rapid cell death rate. When the cells die, the DNA is chopped up into individual nucleosomes which are released into the blood as summarized in Figure 2 below.  When cells break up, they end up in the bloodstream to be recycled back into the body. When a cancer is present, the number of cells being recycled is far higher than in a healthy body, so the system is overwhelmed, leaving the excess broken-up pieces, including the nucleosomes, in the blood.

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1 The Top Ten Global In-Vitro Diagnostics Companies, March 6, 2009, [online], Available at:  http://store.business-insights.com/Product/?productid=BI00021-001, [accessed 8.29.2011]

The structure of nucleosomes is not uniform but subject to immense variety. It is has been known for 4 or 5 years that nucleosomes in cancer cells are different in structure from those in healthy cells1. The Company has developed tests for some of the major nucleosome varieties and we have shown that we can detect the nucleosome patterns that are specific to cancer in the blood. Furthermore, we have shown that the nucleosome varieties also differ between cancer types (to distinguish for example between cancer of the pancreas, colon or mouth).

Blood nucleosome levels are raised in conditions other than cancer including in auto-immune disease, inflammatory disease, endometriosis, sepsis, and in the immediate aftermath of major trauma (for example following a heart attack, surgery or car accident). The Company’s primary focus is on cancer but we will also pursue diagnostic opportunities in other disease areas.

The Company’s NuQTM blood test products fall into 4 main types and will complement each other to provide a total solution:

•

NuQTM:  A general test for the detection of the level of all nucleosomes in a patient’s blood.

•

NuQ-XTM:  We currently have two tests in the NuQ-XTM family. They are tests for the detection of nucleosomes containing specific nucleotides are used as a blood test for the presence of cancer. So far we have tested blood samples from lung, colon, pancreatic and oral cancer patients taken on diagnosis prior to treatment. To date, every blood sample taken from patients with cancer that we have tested is clearly positive in both of the NuQ-XTM tests (100%). All blood samples taken from healthy patients have tested clearly negative in both tests (0%). Further clinical testing is necessary, but NuQ-XTM tests have great potential to fulfil the “holy grail” of a simple screening blood test for cancer.

•

NuQ-VTM: We currently have four tests in the NuQ-VTM family. These are tests for the detection of nucleosomes containing specific histone variants and are used as a blood test for cancer. Additionally, we have found that the pattern of blood levels of the different types of histone variants in nucleosomes is different for different cancer types. NuQ-VTM test levels are raised in 85% of blood samples taken from patients with cancer that we have tested to date and, as well as detecting cancer, the patterns can distinguish between different cancer types. The Company will develop further NuQ-VTM tests to distinguish all the main cancer types and to increase the cancer detection rate of NuQ-VTM even higher from 85%.

•

NuQ-MTM:  We currently have one test in the NuQ-MTM family. This test is for the detection of nucleosomes containing modified histones, the proteins that package and order DNA into nucleosomes, and can be used as a blood test for cancer. Our development work with this family of tests is at an earlier stage. The Company will develop many more such tests and the intention is to use them in a similar way to that described for the NuQ-VTM tests above.

We believe our products will enable doctors to screen for cancer using a NuQ-XTM test with a high detection rate (we have observed a 100% detection rate to date) and, if cancer is detected, to use NuQ-MTM and NuQ-VTM tests to investigate which cancer is present  (up to 85% accuracy of those tested to date).

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1 Fraga MF et al., “Loss of acetylation at Lys16 and trimethylation at Lys20 of histone H4 is a common hallmark of human cancer”, Nature Genetics, Vol 37 (4), p391-400, 2005

The Company will bring its suite of NuQTM blood tests to the market at the end of 2011 to meet the strong need for cancer diagnostics.

NuQTM Research Products

The Company has already developed a number of NuQTM tests that it is using for clinical validation. In addition to their application in diagnostics, these products are useful research tools and will be marketed for research use.

The Company is currently organizing the manufacture of its first research use products and will commence sales in late 2011. The research products are semi-manual kits for the simultaneous analysis of 96 blood samples (the usual format for research products). The most expensive component in the manufacture of products are the pairs of antibodies employed. Initially these will be bought in or licensed in at a cost of $14-$94 per kit (for the lowest and highest cost pair we are currently using), but the Company has commenced development of its own antibodies which will reduce costs to less than $10 per kit. Other production costs are less than $30 per kit. Total initial production costs will be around $50-$125 (or $2-$4 per test as samples are usually tested in duplicate, so that a 96 well kit can be used to analyze some 48 samples) and we anticipate a subsequent drop in the production price the first year to approximately $40 per kit. The selling price will be in the region of $700 - $1200. A mock-up of a typical kit is shown in Figure 3 below.

The NuQTM research use kits are run on simple instrumentation available from a wide range of suppliers and found in every research laboratory and hospital. Our own instrument, on which we develop and run the NuQTM tests is shown in Figure 4 below.

NuQTM Clinical Diagnostic Products

There are three main segments to the clinical market addressed by the Company’s products, and the NuQTM tests will be adapted for each of these segments.

•

Centralized High-Throughput, Hospital Laboratories

Centralized laboratories test thousands of blood samples taken from patients everyday mostly using fully automated enzyme-linked immunosorbent assay (“ELISA”) systems, commonly known as random access analyzers, usually supplied by one of the global diagnostics companies.  Tests run on ELISA systems use components of the immune system and chemicals to detect immune responses in the body.  ELISA instruments are used in all major hospital for the analysis of thousands of blood samples every day and can run dozens of different ELISA tests in any combination on any sample and for many samples simultaneously. The systems are highly automated and rapid (as little as 10 minutes for many tests), and can be run at low costs.  A typical example of an ELISA system is shown below in Figure 5.  Our NuQTM products are all ELISA tests; thus, we anticipate that our tests will be adopted quickly in the healthcare market because ELISA tests are widely used and well understood by clinicians and laboratory staff.

The patient diagnostics market is much larger than the research use market. However, healthcare providers operate strong cost control policies, and the global diagnostics companies that manufacture random access analyzers (e.g. Abbott) compete on market share and operate on a low price/high volume basis. The analyzers themselves are usually provided at no immediate cost in which the laboratory is “given” the instrument in return for agreeing to purchase minimum test numbers at given prices for a given time (this is somewhat similar to consumer mobile telephone contracts in which the phone itself is provided “free”). When the contract is complete the customer gets a “free upgrade” to the latest instrument upon signing a new contract.

One option open to the Company is to license our NuQTM technology on a non-exclusive basis to a global diagnostics company, with an estimated revenue on such a license of approximately $10 per test. The other option, which is the usual way that small innovative companies with high value ELISA products enter the centralized laboratory market, is to sell manual and/or semi-automated 96 well ELISA plates for use by these laboratories. In this way, small ELISA diagnostic companies are able to command prices in the range of $20-40 per test, dependent on the clinical benefit and health care cost saving benefits of the particular test. We have conducted end user research with the heads of centralized laboratories and we believe the Company’s products will command the high end of this price range.

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Point-of-Care Devices:  These are small instruments that perform tens of ELISA tests per day rapidly on blood taken from a finger prick.  The instruments can be found in any oncology clinic and tests can be performed during patient consultations. The Company will contract with an instrument manufacturer to produce these instruments for point-of-care NuQTM testing for the oncologist’s office, general doctor’s office or at home testing.  See Figure 6 for an example of a point-of-care device.  The Company expects to enter the point-of-care clinical market in 2013, as the Company will first need to adapt its tests to these small instruments and demonstrate their success in the greater diagnostics market before these products will be adopted by others in the industry.

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Disposable Home Use or Doctor’s Office Tests:  These tests are single shot disposable devices which can be purchased over the counter at any chemist shop that test a drop of blood taken from a finger prick.  The test is administered at a doctor’s office using a point-of-care device or at home using a home testing kit, neither of which require laboratory involvement.  Thus, the patient experiences considerably lower costs using these tests as compared to traditional laboratory tests.

The Company will contract with a specialist company to adapt the NuQTM tests to this doctor office or home use system and contract with their manufacture. The sale of these tests will initially be for professional use only and will likely be released at a later time for non-professional use. Figure 7 below shows a basic home use test on the left which displays the results of the test in the two windows, similar to a pregnancy test. The test on the right is more sophisticated and plugs into a meter or the USB port of a computer for analysis and interpretation.

The self-use home testing kit market is massive in size and potentially highly profitable, as the format is very easy to use and reproduce and does not rely on laboratory processing. There are currently no useful diagnostics tests suitable for mass screening for cancer in general through a simple point-of-care or self-use home testing kit.  About 30% of the population in developed countries are over the age of 50 and would be likely candidates for mass cancer screening, were such at home tests available.  On a 5-yearly screen basis, the Company estimates this represents some 40 million tests per annum in the U.S. and Europe, for which we would expect to conservatively sell at a price of at least $30-40 per test.  The tests are expected to cost approximately $5-6 each to manufacture. Given that the price charged to the user should be approximately $30-$40, the margin appears very attractive and the cost benefit to the patient compelling.  The potential total market size for NuQTM self-tests is over a billion dollars annually, based on 30 million test sales worldwide per year.

HyperGenomicsTM

The Company is in the process of developing its HyperGenomicsTM tests, which will be administered once cancer has been detected to accurately determine the specific subtype of disease and to help decide the most appropriate therapy. Selecting the correct treatment approach can significantly improve outcome, reduce side effects and deliver cost savings.  The Company believes the hypergenomic technology has the potential to be as ground breaking and revolutionary as our NuQTM suite of tests, as HyperGenomicsTM-based tests would provide detailed information on the specific cancer and the individual’s prognosis, and would help guide treatment.

The Company estimates that 10 million biopsy tests are performed annually in the U.S. with over a million in prostate cancer alone. Around 240,000 of these are positive and would be suited for hypergenomic profiling. A similar number are performed in Europe and in the rest of the world. Such tests command high prices. For example Mammaprint, a prognostic gene array for predicting breast cancer recurrence, has a list price of $4250/€2675 with over 14,000 tests carried out since approval by the FDA in 2007. On the reasonable basis that a HyperGenomicsTM test would be priced comparatively, the potential annual market size for HyperGenomicsTM tests would be in the hundreds of millions of dollars within 5 years.

The Company will spend the fourth quarter of 2011 and the first quarter of 2012 in technical validation of this technology.  In parallel, a pre-assembled kit will be developed to service the rapidly expanding life-science/epigenetics research community and will complement the Nu-QTM range of epigenetics research tools and kits.  In addition to continued method refinement of the HyperGenomicsTM technology, the Company will develop a robust bioinformatics platform, which shall combine the HyperGenomicsTM technology with computer science and information technology, to process and analyze data and store information. The Company expects its HyperGenomicsTM products to be rolled out onto the market within the next two years.

Endometriosis Test

Endometriosis is a progressive gynecological condition that affects one in ten women of childbearing age and approximately 176 million women worldwide. The disease is the leading cause of infertility in women, with up to 40% of all infertile women suffering from endometriosis.  There is currently no existing non-surgical diagnostic test for endometriosis.  Diagnosis is typically made via invasive and expensive laparoscopy, followed by a histological examination of any lesions found to confirm the diagnosis. Due to difficulties in this process, the diagnosis can take approximately 9 years from when the symptoms appear.  The lack of a suitable screening test has also held up development of a cure for the disease.

Singapore Volition acquired the patent application for an endometriosis test in June 2011 and the Company is now in the process of developing the test, based on its existing NuQTM technology.  The test will be a simple blood test taken at two stages of a woman’s menstrual cycle, during menses and partway through the month. If the two measurements show quantitative differences in total nucleosome level, endometriosis is indicated.

Hypothesis-testing and clinical proof of concept work (to demonstrate that the test is feasible or has the potential to be used and effective) on the endometriosis test is currently being carried out in the Company’s laboratory. The Company will continue with validation of its NuQTM based endometriosis tests through the fourth quarter of 2011. The Company will review the best ways of commercializing a product in the late first quarter of 2012 if the validations continue to prove its diagnostic potential.   If the Company is successful in developing a reliable test, we believe that there would be significant interest from large pharmaceutical companies in partnering with the Company.

Product Development

The Company’s first products, the epigenetic cancer blood tests based on our proprietary NuQTM technology, are in development and will be released for research use by the fourth quarter of 2011.

The Company will focus its energies in 2012 on bringing its NuQTM, NuQ-X TM and NuQ-VTM products to the market, while secondarily working on the proof of concepts and validations for NuQ-MTM, Hypergenomics (“NuQ-IHC”) and Endometriosis (“NuQ Endo”) products.

A graphic representation of the developmental stage of each of the Company’s product lines at the end of third quarter of 2011 is as follows:

Plan of Operations / Sales and Marketing Strategy

The first use of our NuQTM products will be for research, as the research market has lower regulatory barriers and is faster to adopt new products than the clinical diagnostics sector.  We believe that by selling our products in the research market, we will drive awareness of our Company and our products which in turn, will lead to future sales in both the research and clinical markets.  The Company’s products will be available for purchase in late 2011 to researchers via the Company’s product website, http://www.nucleosomics.com.  Initially, the Company will provide its products to four carefully chosen opinion leaders to provide further validation and product feedback.  The Company intends to choose a sales partner for its NuQTM research products in the first quarter of 2012, which will further drive sales in this market.  Additionally, the Company will manufacture an initial run of 1,000 NuQTM kits in late fourth quarter of 2011.  We expect our first revenues to be generated from the sales of these kits to researchers, closely followed by sales of NuQ-VTM and NuQ- X TM in the research market.

Further, it is expected that the Company will obtain CE Marking for its products in late 2012 which will allow for the NuQTM tests to be used in a clinical setting in Europe. FDA approval is expected in 2013 which will allow for clinical use of our products in the U.S.  Once the products have received the requisite approval from the FDA and CE Marking, the Company will begin selling its products for both research and clinical use, starting in Europe, followed by the U.S. and then the rest of the world, with a focus on Asia.  The Company will use the following methods to generate revenues from its NuQTM products:

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Direct Sales:  As the Company wants to get its products to market as quickly as possible, direct sales will be the first path to market the suite of NuQTM products as well as all of the Company’s other products when they are first available for sale. Initial sales will be achieved through strong existing contacts, a dedicated product website and a distribution agent to handle the physical logistics.

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Product Sales Partners:  When sales volumes increase, the vast majority of sales of diagnostic and research products will be carried out using contracted sales and marketing partners. This will be organized by territory, by region and end user, e.g. clinical vs. research.

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Distribution Agreements:  Distribution agreements will be used primarily in markets and territories where the Company has no real prospect of obtaining traction alone or where the entry barriers are high. The Company will enter into tightly drawn distribution agreements outlining the territory and sectors to be covered.  Control will be maintained by the Company through strict oversight and by centralized production centers that will provide supplies to distributors.

The Company’s NuQTM products will require several dynamic and evolving sales models tailored to different worldwide markets, users and products. The Company has decided to focus its sales strategy on the initial research markets in 2012 and develop a flexible strategy for its clinical products through the second and third quarters of 2012.  We predict relatively low sales to researchers initially, but expect rapid growth as our products become standard, progressing to large volumes of tests sold to centralized laboratories and eventually reaching the mass diagnostics testing market.  The exact nature of the ideal sales strategy will evolve and be developed by the Company as the list of products and markets grow.

Intellectual Property

The Company holds seven families of patents covering its current product pipeline.  Three of these are licensed form world-class research institutions, two are patents authored by Belgian Volition and two are patent authored by Singapore Volition.  The Company will continue to apply for patents for further developments. The Company’s IP gives it a very strong and varied base from which to protect both its suite of NuQTM products and other products under development as it continues to make innovative breakthroughs.

NucleosomicsTM IP

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Singapore Volition holds an exclusive license to the following patent from Chroma Therapeutics Limited:

Nucleosomics  WO2005019826:  Detection of Histone Modifications in Cell-Free Nucleosomes (Patent that underlies the NuQ-MTM tests)

Priority:  August 18, 2003

Status:  Granted in Europe; Pending in U.S.

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Singapore Volition holds the worldwide exclusive license in “the field of cancer diagnosis and cancer prognosis” for the following patent from the European Molecular Biology Laboratory:

EMBL Variant Patent WO2011000573:  Diagnostic Method for Predicting the Risk of Cancer Recurrence based on MacroH2A Isoforms

Priority:  July 2, 2009

Status:  Pending Worldwide

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Belgian Volition authored the following patent application covering its total NuQTM assay technology:

NuQ Patent UK1115099.2 and U.S. 61530300: Method for Detecting Nucleosomes

Priority: September 1, 2011

Status: Pending Worldwide

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Belgian Volition authored the following patent application covering its NuQ-VTM technology:

NuQ-V Patent UK1115098.4 and U.S. 61530304:  Method for Detecting Nucleosomes containing Histone Variants

Priority: September 1, 2011

Status: Pending Worldwide

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Singapore Volition authored the following patent application covering its NuQ-XTM technology:

NuQ-X Patent UK1115095.0 and U.S. 61530295: Method for detecting Nucleosomes containing Nucleotides

Priority: September 1, 2011

Status: Pending Worldwide

HyperGenomicsTM IP

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HyperGenomics Pte Limited holds a worldwide exclusive licence to the following patent application from Imperial College, London:

HyperGenomics WO03004702:  Method for Determining Chromatin Structure

Priority:  July 5, 2001

Status:  Pending in Europe and U.S.

Endometriosis IP

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Singapore Volition authored the following patent application for its endometriosis test:

Endometriosis Diagnostic UK1012662.1:  Method for Detecting the Presence of a Gynaecological Growth

Priority:  July 19, 2011

Status:  Pending Worldwide

Future IP Strategy

Both the NuQTM and HyperGenomicsTM technologies will continue to give rise to multiple products in the cancer and other diagnostic fields. The Company’s strategy is to protect the technologies with patents in Europe and the U.S. Following product development, each product, based on the technologies, will be further protected individually by new patent filings worldwide.

This will provide:

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Ensured market exclusivity through a double layer of patent protection (primarily the protection of the underlying technology on which all the tests are based and, secondarily, specific patent protection for each product).

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A full 20-year protection for each new product developed (e.g. a NuQTM product developed in 2010 would continue to be protected in all markets until 2030, beyond expiration of the parent technology patent in 2023).

Trademarks

Singapore Volition has applied for trademarks for the following terms:

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Nucleosomics

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HyperGenomics

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NuQ (covers associated brand names including NuQ-M, NuQ-V, NuQ-Endo, etc.)

The Company is entitled to use “TM” in association with these terms until final decisions on the registration of the applications are due in early 2012.

Government Approval

All of the Company’s NuQTM suite of products are non-invasive, meaning they cannot harm the subject other than through misdiagnosis. As a general principle, to achieve regulatory approval the Company would only need to prove that the products work according to the claims that the Company makes.

The Company’s strategy is to begin selling products for research purposes that require minimal regulatory approval, while simultaneously going through the process of obtaining regulatory approval for the products to be used clinically on cancer patients.  The Company will first focus on the regulatory process in Europe, due to the granted patent for NuQTM and lighter regulatory requirements for the Company’s initial lab products. This will be followed closely by the regulatory process in the U.S. and in the rest of the world.  Planning for the rest of the world is being undertaken and will be initiated after CE Marking (described below).  In many territories the European CE Mark is sufficient to place products on the market and, where it is not, it often simplifies the regulation processes.

Europe – CE Marking

Conformité Européenne (“CE”) Marking is a rough equivalent of the United States’ Food and Drug Administration (“FDA”) approvals process, although is a somewhat lighter regime. Manufacturers in the European Union (“EU”) and abroad must meet CE Marking requirements where applicable in order to market their products in Europe.  The CE Mark certifies that a product has met EU health, safety, and environmental requirements, which ensure consumer safety.  To receive the CE Mark, the Company must meet certain standards and follow certain procedures as set forth in the In Vitro Diagnostic Medical Devices Directive which applies to the Company’s diagnostic products.

European national agencies, such as Customs authorities and/or the Departments of Health, Industry and Labor, conduct market surveillance to ensure the provisions of the applicable Directive have been met for products marketed within the EU. In pursuit of this goal, surveillance authorities will: i) visit commercial, industrial and storage premises on a regular basis; ii) visit work places and other premises where products are put into service and used; iii) organize random checks; and iv) take samples of products for examination and testing.  If a product is found to be noncompliant, corrective action will depend on and be appropriate to the level of noncompliance.  Others responsible for the noncompliance of the product will be held accountable as well. Penalties, which may include imprisonment, are determined by national law.

In compliance with the In Vitro Diagnostic Medical Devices Directive and the CE Marking process, the Company has ensured that all development and validation is carried out in a manner consistent with regulatory approval and has maintained proper records so that its products can be approved as quickly and simply as possible.  The Company has engaged a regulatory consultant to ensure that all of its procedures are fully compliant.   Further, the Company is working with EU regulatory professionals to obtain market approval and begin clinical validation.

The Company expects that CE Mark approval for the Company’s first clinical products will be achieved by the end of 2012, at which point the first sales of our clinical products can occur in Europe.  Further, the Company expects that FDA approval in the U.S. will follow approximately 9 months later in 2013.  FDA approval is more expensive and will take at least twice as long as CE Marking in Europe.

U.S. – FDA Approval

The Company’s diagnostic products are considered by the FDA to be “medical devices”. Among other things, the FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, pre-market clearance or approval, marketing and promotion, and sales and distribution of medical devices in the U.S. to ensure that medical devices distributed domestically are safe and effective for their intended uses. In addition, the FDA regulates the export of medical devices manufactured in the U.S. to international markets.

Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either clearance of a 510(k) pre-market notification or approval of a Product Market Application (“PMA”) from the FDA. The FDA’s 510(k) clearance process usually takes from three to twelve months, but it can take significantly longer and clearance is never guaranteed. The process of obtaining PMA approval is much more costly, lengthy and uncertain. It generally takes from one to three years or even longer and approval is not guaranteed.

The FDA decides whether a device must undergo either the 510(k) clearance or PMA approval process based upon statutory criteria. These criteria include the level of risk that the agency determines is associated with the device and a determination of whether the product is a type of device that is similar to devices that are already legally marketed.  Devices deemed to pose relatively less risk are placed in either Class I or II.  Class III devices are those devices which are deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device.  In the U.S., cancer diagnostics are considered Class III products, the highest classification (in Europe, cancer diagnostics are not in the high classification group (except for home use).  As such, most of the Company’s products will likely have to undergo the full PMA process of the FDA.

A clinical trial may be required in support of a 510(k) submission and is generally required for a PMA application. These trials generally require an effective Investigational Device Exemption (“IDE”), from the FDA for a specified number of patients, unless the product is exempt from IDE requirements or deemed a non significant risk device eligible for more abbreviated IDE requirements. The IDE application must be supported by appropriate data, such as animal and laboratory testing results. Clinical trials may begin 30 days after the submission of the IDE application unless the FDA or the appropriate institutional review boards at the clinical trial sites place the trial on clinical hold.

Once the application and approval process is complete and the product is placed on the market, regardless of the classification or pre-market pathway, it remains subject to significant regulatory requirements. The FDA may impose limitations or restrictions on the uses and indications for which the product may be labeled and promoted. Medical devices may only be marketed for the uses and indications for which they are cleared or approved. FDA regulations prohibit a manufacturer from promoting a device for an unapproved, or “off-label” use. Manufacturers that sell products to laboratories for research or investigational use in the collection of research data are similarly prohibited from promoting such products for clinical or diagnostic tests.

Further, our manufacturing processes and those of our suppliers are required to comply with the applicable portions of the FDA’s Quality Systems Regulations, which cover the methods and documentation of the design, testing, production, processes, controls, quality assurance, labeling, packaging and shipping of our products. Domestic facility records and manufacturing processes are subject to periodic unscheduled inspections by the FDA. The FDA also may inspect foreign facilities that export products to the U.S.

The FDA has broad regulatory and enforcement powers. If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions ranging from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure or recall of our products, total or partial shutdown of production, withdrawal of approvals or clearances already granted, and criminal prosecution. The FDA can also require us to repair, replace or refund the cost of products that we manufactured or distributed. Furthermore, the regulation and enforcement of diagnostics and equipment by the FDA is an evolving area that is subject to change. While we believe that we are in compliance with the current regulatory requirements and policies of the FDA, the FDA may impose more rigorous regulations or policies that may expose us to enforcement actions or require a change in our business practices. If any of these events were to occur, it could materially adversely affect us.

Planned Clinical Validations / Clinical Trials

The Company has commenced background work to prepare for clinical validations and trials for the approvals process in Europe and North America. By the end of the third quarter of 2011, the Company will begin clinical trials and validations to obtain appropriate approvals for clinical (patient) use, i.e. FDA approval in the U.S. and CE Marking in Europe.

Material Contracts of Singapore Volition and Belgian Volition

On October 19, 2005, Cronos Therapeutics Limited (“Cronos”), a company incorporated in England and Wales, entered into a Patent License Agreement with Imperial College Innovations Limited (“Innovations”), a company incorporated in England and Wales, pursuant to which, for a period from June 7, 2005 to July 31, 2006, Cronos acquired rights under Innovations’ patent applications for gene mapping technology and acquired the right to use this technology for the development and commercialization of products.  In exchange for these license rights, Cronos shall pay Innovations certain fees and royalty payments as set forth in the agreement.  A copy of the Patent License Agreement is attached hereto as Exhibit 10.01.

On July 31, 2006, Cronos and Innovations amended that certain Patent License Agreement (the “Amended Patent License Agreement”) dated October 19, 2005, pursuant to which they, among other things, extended the term of the agreement from July 31, 2006 until November 30, 2006.  A copy of the Amended Patent License Agreement is attached hereto as Exhibit 10.02.

On September 4, 2006, Cronos and Innovations entered into a Letter Agreement (the “Extension Letter Agreement”), pursuant to which the parties agreed that the term of two licenses granted to Cronos, the GeneICE License granted to Cronos pursuant to a license agreement dated August 17, 2004 and the Gene Mapping License granted to Cronos pursuant to the above-referenced Patent License Agreement dated October 19, 2005, will be extended automatically until the patents have expired or been revoked.  A copy of the Extension Letter Agreement is attached hereto as Exhibit 10.03.

On October 3, 2007, ValiRX PLC (“ValiRX”), a company incorporated in England and Wales and the holding company of Cronos, entered into a Patent License Agreement with Chroma Therapeutics Limited (“Chroma”), a company incorporated in England and Wales, pursuant to which ValiRX acquired rights under Chroma’s patent applications for technology relating to chromatin, nucleosome and histone structure and acquired the right to use this technology for the development and commercialization of products.  ValiRX shall retain such rights from October 3, 2007 until the expiration, lapse or invalidation of the patent applications or the patents issued thereby.   In exchange for these license rights, ValiRX shall pay Chroma certain fees and royalty payments as set forth in the agreement.  A copy of the Patent License Agreement is attached hereto as Exhibit 10.04.

On December 17, 2009, ValiBIO entered into a Soft Repayable Grant Advance on the Diagnosis of Colorectal Cancer by “NucleosomicsTM” (“Loan Agreement”) with The Walloon Region of Belgium (“Walloon Region”), pursuant to which Walloon Region granted ValiBIO a repayable loan to a maximum amount of €1,048,020 EUROS to allow ValiBIO to develop and receive clinical validation of a tool for screening/early diagnosis of colorectal cancer based on the “NucleosomicsTM” technology as set forth in the agreement.  A copy of the Loan Agreement is attached hereto as Exhibit 10.05.

On December 17, 2009, ValiBIO, Walloon Region and ValiRX entered into a Non-Exploitation and Third Party Patent License Agreement (the “Agreement”), pursuant to which ValiBIO and ValiRX will transfer exclusive exploitation rights to Walloon Region in the event that they do not exploit the results of the research as set forth in the agreement.  A copy of the Agreement is attached hereto as Exhibit 10.06.

On September 22, 2010, Singapore Volition entered into a Deed of Novation (“Deed of Novation”) by and among ValiRX, ValiBIO and Chroma, pursuant to which the parties agreed that ValiRX’s rights, obligations and liabilities under that certain Patent License Agreement by and between ValiRX and Chroma dated October 3, 2007 shall be novated to Singapore Volition with Singapore Volition to pay certain fees directly to Chromas as set forth in the agreement.  A copy of the Deed of Novation is attached hereto as Exhibit 10.07.

On September 22, 2010, Singapore Volition entered into a Letter of Appointment as Non-Executive Director with Satu Vainikka (“Letter of Appointment”), pursuant to which Ms. Vainikka shall serve as a non-executive director of Singapore Volition commencing on October 11, 2010 and terminating upon written notice by either party, in exchange for $6,250 USD per quarter following the admission of the shares of Singapore Volition to a recognized exchange as set forth in the letter.  A copy of the Letter of Appointment is attached hereto as Exhibit 10.08.

On September 23, 2010, Singapore Volition entered into a Letter of Appointment as Non-Executive Director with Guy Archibald Innes (“Letter of Appointment”), pursuant to which Mr. Innes shall serve as a non-executive director of Singapore Volition commencing on August 18, 2010 and terminating upon written notice by either party, in exchange for $6,250 USD per quarter following the admission of the shares of Singapore Volition to a recognized exchange as set forth in the letter.  A copy of the Letter of Appointment is attached hereto as Exhibit 10.09.

On May 25, 2011, Singapore Volition entered into a Letter of Appointment as Non-Executive Director with Dr. Alan Colman (“Letter of Appointment”), pursuant to which Dr. Colman shall serve as a non-executive director of Singapore Volition commencing on April 1, 2011 and terminating upon written notice by either party, in exchange for $6,000 USD per month, payable in cash or stock or a combination of the two, in addition to an option to purchase up to 100,000 shares of Singapore Volition at an exercise price of $0.50 per share, as set forth in the letter.  A copy of the Letter of Appointment is attached hereto as Exhibit 10.10.

On June 9, 2011, Innovations, Valipharma Limited (“Pharma”), a company incorporated and registered in England and Wales (formerly known as Cronos Therapeutics Limited), and Hypergenomics Pte Limited (“Hypergenomics Limited”), a company incorporated and registered in Singapore and a wholly owned subsidiary of Singapore Volition, entered into a Deed of Novation (“Deed of Novation”).  Pursuant to the Deed of Novation, Pharma has transferred all its rights, obligations and liabilities under that certain Patent License Agreement dated October 19, 2005 by and between Cronos and Innovations, to Hypergenomics Limited, as set forth in the deed.  A copy of the Deed of Novation is attached hereto as Exhibit 10.11.

On June 9, 2011, Hypergenomics Limited entered into a Patent License Agreement (“License Agreement”) with Pharma, pursuant to which Pharma shall have the exclusive rights to use certain intellectual property rights solely for the development and sale of a particular diagnostic lab test or kit, as set forth in the agreement.  The intellectual property rights referenced herein were licensed to Pharma pursuant to that certain Patent License Agreement dated October 19, 2005 by and between Cronos (now Pharma) and Innovations, which Patent License Agreement was subsequently novated to Hypergenomics Limited pursuant to that certain Deed of Novation dated June 9, 2011 entered into by and among Innovations, Pharma and Hypergenomics Limited.  In exchange for these rights, Pharma shall pay certain fees and royalty payments to Hypergenomics, as set forth in the agreement.  The License Agreement shall commence on June 9, 2011 and continue until terminated by written notice by either party or until the expiration, lapse or invalidation of the patents, if issued, or until the refusal or rejection of the patent applications.  A copy of License Agreement is attached hereto as Exhibit 10.12.

On July 10, 2011, Singapore Volition entered into a Consultancy Agreement (“Consultancy Agreement”) with Mr. Malcolm Lewin, pursuant to which Mr. Lewin shall serve as Chief Financial Officer of Singapore Volition and to devote at least twelve (12) days per month to carry out the duties as Chief Financial Officer.   According to the Consultancy Agreement, Mr. Lewin’s term as Chief Financial Officer shall commence on July 15, 2011 and terminate upon Mr. Lewin’s resignation or commitment of a material breach of the Consultancy Agreement or upon written notice by either party.  In exchange for such services, Singapore Volition shall pay Mr. Lewin a monthly fee of $5,000 USD, as set forth in the agreement.  A copy of the Consultancy Agreement is attached hereto as Exhibit 10.13.

On July 13, 2011, Singapore Volition entered into a Letter of Appointment as Executive Chairman with Dr. Martin Faulkes (“Letter of Appointment”), pursuant to which Dr. Faulkes shall serve as executive chairman of the Board of Directors of Singapore Volition commencing on March 22, 2011 for a term of three (3) years, in exchange for an annual fee of $90,000 USD to commence following the admission of the shares of Singapore Volition to a recognized exchange, in addition to an option to purchase up to 250,000 shares of Singapore Volition at an exercise price of $1.05 per share as set forth in the letter.  A copy of the Letter of Appointment is attached hereto as Exhibit 10.14.

The summary descriptions of the foregoing agreements may not contain all information that is of interest. For further information regarding the terms and conditions of the agreements, reference is made to such agreements, which are filed as exhibits hereto, and are incorporated herein by reference.

Government Regulations

The health care industry, and thus our business, is subject to extensive federal, state, local and foreign regulation. Some of the pertinent laws have not been definitively interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of subjective interpretations. In addition, these laws and their interpretations are subject to change.

Both federal and state governmental agencies continue to subject the health care industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. As indicated by work plans and reports issued by these agencies, the federal government will continue to scrutinize, among other things, the marketing of diagnostic health care products. The federal government also has increased funding in recent years to fight health care fraud, and various agencies, such as the U.S. Department of Justice, the Office of Inspector General of the Department of Health and Human Services, or OIG, and state Medicaid fraud control units, are coordinating their enforcement efforts.

We must also comply with numerous other federal, state, and local laws relating to such matters as safe working conditions, environmental protection, industrial safety, and hazardous substance disposal. We may incur significant costs to comply with such laws and regulations in the future, and lack of compliance could have material adverse effects on our operations.

We believe that we have structured our business operations to comply with applicable legal requirements. However, it is possible that governmental entities or other third parties could interpret these laws differently and assert otherwise.

Competition

We face competition in the cancer diagnostic market primarily from companies such as Abbott Laboratories Inc., Cepheid Inc., Philips, GE Healthcare, Siemens, Gen-Probe Incorporated, MDxHealth SA, EpiGenomics AG, Roche Diagnostics and Sequenom, Inc. We believe that our products compete with those offered by our competitors primarily on the basis of their cost-effectiveness, ease of use, mass screening potential, non-invasiveness, advanced technology, compatibility with ELISA systems, accuracy and strong IP position.

Many of our competitors have substantially greater financial, technical, and other resources and larger, more established marketing, sales and distribution systems than we do. Many of our competitors also offer broader product lines outside of the diagnostic testing market, and many have greater brand recognition than we do. Moreover, our competitors may make rapid technological developments that may result in our technologies and products becoming obsolete before we recover the expenses incurred to develop them or before they generate significant revenue. Our success will depend, in part, on our ability to develop our products in a timely manner, keep our products current with advancing technologies, achieve market acceptance of our products, gain name recognition and a positive reputation in the healthcare industry, and establish successful marketing, sales and distribution efforts.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY

We have not generated any revenue since our inception and we may never achieve profitability.

Since our inception on September 24, 1998, we have not generated any revenue from the sale or use of our products.  As we continue the discovery and development of our diagnostic products, our expenses are expected to increase significantly. Accordingly, we will need to generate significant revenue to achieve profitability. Even as we begin to market and sell our products, we expect our losses to continue as a result of ongoing research and development expenses, as well as increased manufacturing, sales and marketing expenses. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, our business, financial condition and results of operations will be negatively affected and the market value of our common stock will decline.

We may need to raise additional capital in the future. If we are unable to secure adequate funds on terms acceptable to us, we may be unable to execute our plan of operations.

We believe that our current cash, cash equivalents and marketable securities will be sufficient to meet our anticipated cash requirements to the third quarter of 2012. If we incur delays in commencing commercialization of our products or in achieving significant product revenue, or if we encounter other unforeseen adverse business developments, we may exhaust our capital resources prior to this time.

We cannot be certain that additional capital will be available when needed or that our actual cash requirements will not be greater than anticipated. Financing opportunities may not be available to us, or if available, may not be available on favorable terms. The availability of financing opportunities will depend on various factors, such as market conditions and our financial condition and outlook. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.  If we are unable to obtain financing on terms favorable to us, we may be unable to execute our plan of operations and we may be required to cease or reduce development or commercialization of our products, sell some or all of our technology or assets or merge with another entity.

It is difficult to forecast our future performance, which may cause our financial results to fluctuate unpredictably.

Our limited operating history and the rapid evolution of the market for diagnostic products make it difficult for us to predict our future performance. A number of factors, many of which are outside of our control, may contribute to fluctuations in our financial results, such as:

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The demand for our products;

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Our ability to obtain any necessary financing;

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Our ability to market and sell our products;

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Market acceptance of our products and technology;

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Performance of any of our strategic business partners;

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Our ability to obtain regulatory clearances or approvals;

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Changes in technology that may render our products uncompetitive or obsolete;

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Competition with other cancer diagnostics companies; and

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Adverse changes in the healthcare industry.

Our future success depends on our ability to retain our Chief Executive Officer and other key employees and to attract, retain and motivate qualified personnel.

Our success depends on our ability to attract, retain and motivate highly qualified management and scientific personnel. In particular, we are highly dependent on Cameron Reynolds our President and Chief Executive Officer, and the other key employees. All of our arrangements with them may be terminated by us or them at any time without notice. The loss of any of these persons or their expertise would be difficult to replace and could have a material adverse effect on our ability to achieve our business goals. In addition, the loss of the services of any one of these persons may impede the achievement of our research, development and commercialization objectives by diverting management’s attention to the identification of suitable replacements, if any. There can be no assurance that we will be successful in hiring or retaining qualified personnel, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Recruiting and retaining qualified scientific personnel and, in the future, sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among pharmaceutical, biotechnology and diagnostic companies for similar personnel. We also experience competition for the hiring of scientific personnel from universities and research institutions. We do not maintain “key person” insurance on any of our employees. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research, development and commercialization strategies. Our consultants and advisors, however, may have other commitments or employment, that may limit their availability to us.

We expect to expand our product development, research and sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our employees and the scope of our operations as we continue to develop and commercialize our existing and new products.  In order to manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities, and continue to recruit and train additional qualified personnel. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plan or disrupt our operations.

We have limited experience with direct sales and marketing and any failure to build and manage our direct sales and marketing team effectively could have a material adverse effect on our business.

We will rely primarily on a direct sales force to sell our research and clinical products within the United States and abroad. In order to meet our anticipated sales objectives, we expect to grow our direct sales and marketing organization significantly over the next several years and intend to opportunistically build a direct sales and marketing force in certain international markets. There are significant risks involved in building and managing our sales and marketing organization, including risks related to our ability to:

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Hire qualified individuals as needed;

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Generate sufficient leads within our targeted market for our sales force;

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Provide adequate training for effective sales and marketing;

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Retain and motivate our direct sales and marketing professionals; and

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Effectively oversee geographically dispersed sales and marketing teams.

Our failure to adequately address these risks could have a material adverse effect on our ability to increase sales and use of our products, which would cause our revenues to be lower than expected and harm our results of operations.

Our Certificate of Incorporation exculpates our officers and directors from any liability to our Company or our stockholders.

Our Certificate of Incorporation contains a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

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provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business.  As a result we may have to liquidate our business and investors may lose their investments.  The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.  Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

RISKS ASSOCIATED WITH OUR BUSINESS

Failure to successfully develop, manufacture, market, and sell our products will have a material adverse effect on our business, financial condition, and results of operations.

We have developed a suite of diagnostic tests and are in the process of developing additional products.  To date, we have not placed any of our products on the market.  The successful development and commercialization of our products is critical to our future success. Our ability to develop, manufacture, market, and sell our products successfully is subject to a number of risks, many of which are outside our control. There can be no assurance that we will be able to develop and manufacture our products in commercial quantities at acceptable costs, successfully market our products, or generate revenues from the sale of our products. Failure to achieve any of the foregoing would have a material adverse effect on our business, financial condition, and results of operations.

Our business is dependent on our ability to successfully develop and commercialize diagnostic products. If we fail to develop and commercialize diagnostic products, we may be unable to execute our plan of operations.

Our current business strategy focuses on discovering, developing and commercializing diagnostic products.  The success of our business will depend on our ability to commercialize our current diagnostic products as well as continue the discovery and development of other diagnostics products.

Prior to commercializing our diagnostic products, we are required to undertake time-consuming and costly development activities with uncertain outcomes, including conducting clinical studies and obtaining regulatory clearance or approval in the U.S. and in Europe. We have limited experience in taking products through these processes and there are considerable risks involved in these activities. The science and methods that we are employing are innovative and complex, and it is possible that our development programs will ultimately not yield products suitable for commercialization or government approval. Products that appear promising in early development may fail to be validated in subsequent studies, and even if we achieve positive results, we may still fail to obtain the necessary regulatory clearances or approvals. Few research and development projects result in commercial products, and perceived viability in early clinical studies often is not replicated in later studies. At any point, we may abandon development of a product, or we may be required to expend considerable resources obtaining additional clinical and nonclinical data, which would adversely impact the timing for generating potential revenue from those products. Further, our ability to develop and launch diagnostic tests is dependent on our receipt of substantial additional funding. If our discovery and development programs yield fewer commercial products than we expect, we may be unable to execute our business plan, and our business, financial condition and results of operations may be adversely affected.

If the marketplace does not accept our current products or any other diagnostic products we might develop, we may be unable to generate sufficient revenue to sustain and grow our business.

Even though we believe that our diagnostic products represent promising commercial opportunities, our products may never gain significant acceptance in the marketplace and therefore never generate substantial revenue or profits for us.  Physicians, clinical laboratories and others in the healthcare industry may not use our products unless they determine that our products are an effective and cost-efficient means of detecting and diagnosing cancer.  In addition, we will need to expend a significant amount of resources on marketing and educational efforts to create awareness of our products and to encourage their acceptance and adoption. If the market for our products does not develop sufficiently or our products are not accepted, our revenue potential will be harmed.

The cancer diagnostics market is highly competitive and subject to rapid technological change, accordingly, we will face fierce competition and our products may become obsolete.

The cancer diagnostics market is extremely competitive and characterized by evolving industry standards and new product enhancements. Our system is technologically innovative and requires significant planning, design, development, and testing at the technological, product, and manufacturing process levels. These activities require significant capital commitments and investment. There can be no assurance that our system or proprietary technologies will remain competitive following the introduction of new products and technologies. Furthermore, there can be no assurance that our competitors will not develop products that are more effective, can be produced at a lower cost than our products or render our products obsolete. There can be no assurance that we will be successful in the face of increasing competition from new technologies or products introduced by existing competitors and by new companies entering the market.

We expect to face intense competition from companies with greater resources and experience than us, which may increase the difficulty for us to achieve significant market penetration.

The market for cancer diagnostics is intensely competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants. Our competitors include large multinational corporations and their operating units, including General Electric, Philips, Siemens, and many more. These companies and certain of our other competitors have substantially greater financial, marketing, and other resources than we do. Each of these companies is either publicly traded or a division of a publicly traded company, and enjoys several competitive advantages, including:

•

Significantly greater name recognition;

•

Established relationships with health care professionals and customers;

•

Additional lines of products, and the ability to offer rebates or bundle products to offer higher discounts or incentives to gain a competitive advantage;

•

Established supply and distribution networks; and

•

Greater resources for product development, sales and marketing, and intellectual property protection.

These other companies have developed and will continue to develop new products that compete directly with our products. In addition, many of our competitors spend significantly greater funds for the research, development, promotion, and sale of new and existing products. These resources allow them to respond more quickly to new or emerging technologies and changes in customer requirements. For all the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

Declining general economic or business conditions may have a negative impact on our business.

Continuing concerns over U.S. healthcare reform legislation and energy costs, geopolitical issues, the availability and cost of credit and government stimulus programs in the United States and other countries have contributed to increased volatility and diminished expectations for the global economy. These factors, combined with low business and consumer confidence and high unemployment precipitated an economic slowdown and recession. If the economic climate does not improve or continues to deteriorate, our business, including our access to the market for diagnostic tests, could be adversely affected, resulting in a negative impact on our business, financial condition and results of operations.

Our failure to obtain necessary regulatory clearances or approvals would significantly impair our ability to distribute and market our products.

We are subject to regulation and supervision by the FDA in the United States and similar regulatory bodies in other countries. Before we are able to place our products in our intended markets in the U.S. and Europe, we are required to obtain approval of our products from the FDA and receive a CE Mark in Europe.  Delays in obtaining approvals and clearances could have material adverse effects on us and our operations.

Additionally, even if we receive the required approval of our products, we are still subject to continuing regulation and oversight.  Under the FDA, diagnostics are considered medical devices and are subject to ongoing controls and regulations, including inspections, compliance with established manufacturing practices, device-tracking, record-keeping, advertising, labeling, packaging, and compliance with other standards.  The process of complying with such regulations with respect to current and new products can be costly and time-consuming.  Failure to comply with these regulations could have a material adverse effect on our business, financial condition, and results of operations.  Furthermore, any FDA regulations now governing our system are subject to change at any time, which may cause delays and have material adverse effects on our operations.

Our activities involve hazardous materials and may subject us to environmental liability or other costs.

Certain activities of our businesses may generate biological waste. We and our manufacturers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and certain waste products. We cannot eliminate the risk of accidental contamination or discharge and liability for any resultant injury from these materials. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials. In the event of an accident or if we otherwise fail to comply with applicable regulations, we could be held liable for damages or penalized with fines. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

We rely on third parties to manufacture and supply our products. Any problems experienced by these third parties could result in a delay or interruption in the supply of our products to our customers, which could have a material negative effect on our business.

The manufacture of our diagnostic products requires specialized equipment and utilizes complicated production processes that would be difficult, time-consuming and costly to duplicate.   If the operations of third party manufacturers are interrupted or if they are unable to meet our delivery requirements due to capacity limitations or other constraints, we may be limited in our ability to fulfill our future sales orders.  Any prolonged disruption in the operations of our third party manufacturers could have a significant negative impact on our ability to sell our products, could harm our reputation and could cause us to seek additional third party manufacturing contracts, thereby increasing our development and any commercialization costs.  We may suffer losses as a result of business interruptions that exceed coverage under our manufacturers’ insurance policies. In addition, if we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards required by the FDA and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop products or produce approved products in a timely manner.

The manufacturing operations of our third party manufacturers are dependent upon third party suppliers, making us vulnerable to supply shortages and price fluctuations, which could harm our business.

The manufacturing operations of our third party manufacturers are dependent upon third party suppliers. A supply interruption or an increase in demand beyond our current suppliers’ capabilities could harm our ability to manufacture our products until new sources of supply are identified and qualified.

Our reliance on these suppliers subjects us to a number of risks that could harm our business, including:

•

Interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;

•

Delays in product shipments resulting from uncorrected defects, reliability issues, or a supplier’s variation in a component;

•

A lack of long-term supply arrangements for key components with our suppliers;

•

Inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;

•

Difficulty and cost associated with locating and qualifying alternative suppliers for our components in a timely manner;

•

Production delays related to the evaluation and testing of products from alternative suppliers, and corresponding regulatory qualifications;

•

Delay in delivery due to our suppliers prioritizing other customer orders over ours;

•

Damage to our brand reputation caused by defective components produced by our suppliers; and

•

Fluctuation in delivery by our suppliers due to changes in demand from us or their other customers.

Any interruption in the supply of components of our products or materials, or our inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers, which would have an adverse effect on our business.

We will depend on third party distributors to market and sell our products in markets outside of North America, which will subject us to a number of risks.

We will depend exclusively on third party distributors to sell, market, and service our products in markets outside of North America. We are subject to a number of risks associated with reliance upon third party distributors including:

•

We lack day-to-day control over the activities of third party distributors;

•

Third party distributors may not commit the necessary resources to market and sell our products to our level of expectations;

•

Third party distributors may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us; and

•

Disagreements with our distributors could result in costly and time-consuming litigation or arbitration which we could be required to conduct in jurisdictions with which we are not familiar.

If we fail to establish and maintain satisfactory relationships with our third party distributors, our revenues and market share may not grow as anticipated, and we could be subject to unexpected costs which could harm our results of operations and financial condition.

If the patents that we rely on to protect our intellectual property prove inadequate, our ability to successfully commercialize our products will be harmed and we may never be able to operate our business profitably.

Our success depends, in large part, on our ability to protect proprietary methods, discoveries and technologies that we develop under the patents and intellectual property laws of the United States and other countries, so that we can seek to prevent others from unlawfully using our inventions and proprietary information.  We have exclusive license rights to a number of patent applications related to our diagnostic tests, but do not have any issued patents in the United States and only one issued patent in Europe.  Additionally, the Company has patent applications authored by both Singapore Volition and Belgian Volition, which are also currently pending.  We cannot assure you that any of the pending patent applications will result in patents being issued. In addition, due to technological changes that may affect our products or judicial interpretation of the scope of our patents, our products might not, now or in the future, be adequately covered by our patents.

If third parties assert that we have infringed their patents and proprietary rights or challenge the validity of our patents and proprietary rights, we may become involved in intellectual property disputes and litigation that would be costly, time consuming, and delay or prevent the development or commercialization of our products.

Our ability to commercialize our products depends on our ability to develop, manufacture, market and sell our products without infringing the proprietary rights of third parties. Third parties may allege that our products or our methods or discoveries infringe their intellectual property rights. Numerous U.S. and foreign patents and pending patent applications, which are owned by third parties, exist in fields that relate to our products and our underlying methodologies, discoveries and technologies.

A third party may sue us for infringing its patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of third party proprietary rights. In addition, a third party may claim that we have improperly obtained or used its confidential or proprietary information. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s attention from other aspects of our business. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If we are found to infringe upon intellectual property rights of third parties, we might be forced to pay damages, potentially including treble damages.  In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some or all of our products, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

If we are unable to protect our trade secrets, we may be unable to protect our interests in proprietary technology, processes and know-how that is not patentable or for which we have elected not to seek patent protection.

In addition to patented technology, we rely upon trade secret protection to protect our interests in proprietary know-how and for processes for which patents are difficult or impossible to obtain or enforce. We may not be able to protect our trade secrets adequately. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors and outside scientific advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. We rely, in part, on non-disclosure and confidentiality agreements with our employees, consultants and other parties to protect our trade secrets and other proprietary technology. These agreements may be breached and we may not have adequate remedies for any breach. Moreover, others may independently develop equivalent proprietary information, and third parties may otherwise gain access to our trade secrets and proprietary knowledge. Any disclosure of confidential information into the public domain or to third parties could allow our competitors to learn our trade secrets and use the information in competition against us, which could adversely affect our competitive advantage.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

competition;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is no active trading market for our common stock which may result in volatile stock.

Although our stock is quoted on the OTC Bulletin Board, there is not an active market for our common stock.  The absence of any significant activity can result in a very volatile stock.  When there is little trading activity, the purchase or sale of a relatively small number of shares could result in a disproportionate change in the stock price.  In addition, numerous other factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly.  In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for specific business reasons.  Factors such as variations in our revenues, earnings and cash flow, and announcements of new investments, potential cooperation arrangements or acquisitions could cause the market price for our shares to change substantially.  Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation and amendments thereto authorize the issuance of 200,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose Common Stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

FINANCIAL INFORMATION

Liquidity and Capital Resources

The Company has generated no revenue since inception and has an accumulated deficit of $226,945.  To date, the growth of the Company has been funded by the sale of shares and advances by its former director in order to meet the requirements of filing with the SEC.

Management estimates that a minimum of $14,405 will be required over the next twelve months to pay for such expenses as bookkeeping ($5,250), auditing ($5,700), Edgar fees ($1,155), filing fees to maintain the Company in good standing with the State of Delaware and payment to the Company’s registrant ($350), office and miscellaneous ($750), and payments to the transfer agent ($1,200).  The above noted figure does not include amounts owed to third party creditors in the amount of $54,273 as at May 31, 2011.  The amount required to cover total operating costs for the next twelve months and to settle all the outstanding amounts owed to third party creditors would be $68,678.  At present, the Company does not have these funds to pay for future expenses and eliminate accounts payable and therefore would be required to either sell shares in its capital stock or obtain further advances from its director.  The Company’s future operations and growth is dependent on its ability to raise capital for expansion and to seek revenue sources.

Results of Operations

The Standard Claim expired on February 23, 2008, without the Company undertaking any exploration work due to Management’s belief that there was not significant mineral value in the claim.   The Company no longer has any rights to the minerals on the Standard Claim nor any liability attached thereto.

Expenses

Our expenses for the nine months ended May 31, 2011 and May 31, 2010 consisted of the following:

	Nine months ended May 31, 2011	Nine months ended May 31, 2010	Changes in Account

Accounting and audit	$ 7,900	$ 5,350	Increase in audit and accounting fees
Bank charges	81	85
Edgarizing	1,050	750	Increase in edgarizing fees
Filing fees	243	-	Payment to Secretary of State for Delaware made in last quarter in 2010
Management fees	-	1,800	Management fees formerly expensed and charged to Capital in Excess of Par Value discontinued.
Office	239	230	Courier and photocopying charges.
Rent	-	900	Rent fees formerly expenses and charged to Capital in Excess of Par Value discontinued.
Telephone	-	450	Rent expense formerly expenses and charged to Capital in Excess of Par Value discontinued.
Transfer agent’s fees	195	150	Increase in charges by transfer agent.

Total expenses	$ 9,708	$ 9,715

Accounting and audit expenses during the nine months ended May 31, 2011 and 2010 primarily relate to meeting our reporting obligations of the Exchange Act.

In prior years, we accrued a management fee expense of $200 per month, a rent expense of $100 per month and a telephone expense of $50 per month with an offsetting entry to Capital in Excess of Par Value for each of these expenses.  We will not pay or issue shares to the directors and officers for these past accrued expenses.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-11 (“ASU No. 2010-11”), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company’s adoption of provisions of ASU No. 2010-11 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-10 (“ASU No. 2010-10”), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU No. 2010-10 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-09 (“ASU No. 2010-09”), “Subsequent Events (ASC Topic 855): Amendments to Certain Recognition and Disclosure Requirements.”  ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The Company’s adoption of provisions of ASU No. 2010-09 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-06 (“ASU No. 2010-06”), “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The Company’s adoption of provisions of ASU No. 2010-06 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 505, “Equity”, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The Company’s adoption of the amendment to ASC Topic 505 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 820, “Fair Value Measurements and Disclosure”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The Company’s adoption of the amendment to ASC Topic 820 did not have a material effect on the financial position, results of operations or cash flows of the Company.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

PROPERTIES

Our principal executive office is located at 150 Orchard Road, Orchard Plaza 08-02, Singapore 238841.  We currently rent this space for approximately $1,500 a month.  Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not currently own any real estate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 6, 2011, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Cameron Reynolds (3) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	200,001	2.46%
Dr. Martin Faulkes (4) Eastwoods, The Chase Oxshott Surrey, KT22 0HR UK	Common	810,000	9.97%
Guy Archibald Innes (5) Wickhurst Manor, Wickhurst Road Weald Sevenoaks Kent, TN14 6LY UK	Common	430,000	5.30%
Dr. Alan Colman (6) 156 Gibraltar Crescent Singapore 759588	Common	12,500	0.15%
All Officers and Directors as a Group (4 Persons)	Common	1,452,501	17.88%
Appletree Investment Management, Inc. (7) 179 Upper Richmond Road West East Sheen, London, SW14 8DU UK	Common	802,112	9.88%
Concord International, Inc. (8) 150 Orchard Road, Orchard Plaza, #08-02 Singapore 238841	Common	2,042,088	25.15%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 8,120,652 issued and outstanding shares of common stock as of October 6, 2011.

(3)

Cameron Reynolds is the Company’s President, Chief Executive Officer and a member of the Board of Directors.  His beneficial ownership includes 200,001 common shares.

(4)

Dr. Martin Faulkes is a member of the Company’s Board of Directors.  His beneficial ownership includes 810,000 common shares.

(5)

Guy Archibald Innes is a member of the Company’s Board of Directors.  His beneficial ownership includes 430,000 common shares.

(6)

Dr. Alan Colman is a member of the Company’s Board of Directors.  His beneficial ownership includes 12,500 common shares.

(7)

Robert James Cooles holds investment and voting control over the 802,112 common shares beneficially owned by Appletree Investment Management, Inc.

(8)

Rodney Gerard Rootsaert holds investment and voting control over the 2,042,088 common shares beneficially owned by Concord International, Inc.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Director Since
Cameron Reynolds	40	President, Chief Executive Officer & Director	October 6, 2011
Malcolm Lewin	60	Chief Financial Officer & Treasurer	October 6, 2011
Rodney Gerard Rootsaert	40	Secretary	October 6, 2011
Dr. Martin Faulkes	67	Director	October 6, 2011
Dr. Satu Vainikka	44	Director	October 6, 2011
Guy Archibald Innes	55	Director	October 6, 2011
Dr. Alan Colman	62	Director	October 6, 2011
Kevin John Alexander	57	Director	October 6, 2011

The board of directors has no nominating or compensation committee at this time.

Science Executives

The following table sets forth the names and ages of our current science executives:

Name	Age	Position with the Company	Director Since
Dr. Jacob Micallef	55	Chief Scientific Officer, Belgian Volition	October 6, 2011
Dr. Mark Eccleston	40	Chief Scientific Officer, HyperGenomics	October 6, 2011

Scientific Advisory Board

The following table sets forth the names and ages of our current science executives:

Name	Age	Position with the Company	Director Since
Dr. Alan Colman	62	Chairman of the Scientific Advisory Board	October 6, 2011
Dr. Robert Weinzierl	49	Scientific Advisory Board Member	October 6, 2011
Dr. Andreas Ladurner	40	Scientific Advisory Board Member	October 6, 2011
Dr. Habib Skaff	34	Scientific Advisory Board Member	October 6, 2011

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected at the Company’s Annual Shareholders’ Meeting and is qualified, subject to removal by the Company’s shareholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Background and Business Experience

The business experience during the past five years of the person(s) presently listed above is as follows:

CAMERON REYNOLDS.  Cameron Reynolds has over 17 years of entrepreneurial executive experience in the mining and biotechnology sectors. He began his career in 1994 working for Southern China Group, where as regional manager he set up operations in Hong Kong and Yunnan. In 1996 he began working for Integrated Coffee Technologies, a genetically modified coffee company, in a junior management position, where he was responsible for business plan creation, office management, recruitment, and business development. After working for Integrated Coffee Technologies, Mr. Reynolds served as the commercialization director for Probio, Inc., a company that commercialized intellectual property in the animal biotechnology fields including transgenisis and cloning research from the University of Hawaii. Mr. Reynolds held that role from 1998 until 2001, and his main responsibilities were managing all legal and contract issues with the University of Hawaii; implementing patenting strategy; managing all shareholder issues including the merger and its legal and contractual documentation; head office management; budgetary control; team building and recruitment.  Between 2002 and 2003, Mr. Reynolds undertook an MBA. From 2004 until 2011, Mr. Reynolds founded and served as Managing Director and Director of Mining House Limited, where he was responsible for identifying potential mining projects, coordinating the preliminary evaluations and securing the financing with a view to listing the companies on AIM, TSX and US OTC. From 2005 until present, Mr. Reynolds has held a number of board Directorships including Atlantic Mining PLC; Carbon Mining PLC, Magellan Copper and Gold (Carbon Mining and MCG were both became part of Solfotara Mining and Copper Development Corp on AIM, CDC.L after a vend); KAL Energy Inc. (KALG, OTC), Iofina Natural Gas PLC (IOF, AIM); Canyon Copper Corp. (TSX.V: CNC , OTCBB: CNYC), and Hunter Bay Resources (HBY, TSX-V). The Board of Directors appointed Mr. Reynolds as President, Chief Executive Officer and Director of the Company due to his strong experience in management, structuring and strategic planning of start-up companies.

MALCOLM LEWIN.  Malcolm Lewin is the Company’s Chief Financial Officer and Treasurer. He has a strong background in finance and accounting both for public and private companies alike. Mr Lewin qualified as a chartered accountant with Coopers & Lybrand in 1976. From 1989 to 2000, Mr. Lewin was a partner of Mercer Lewin, a chartered accounting firm. From 2000 until present, Mr. Lewin has acted for various companies listed on AIM and the TSX-V. In particular, Mr. Lewin acted as the finance director of OMG plc (AIM: OMG), a supplier of motion capture and visual geometry systems, from April 2000 to June 2003. In June 2004, Mr. Lewin was appointed as the finance director of Real Estate Investors Plc (AIM: REI), a property investment company with interests in quality commercial and industrial properties throughout the United Kingdom, and held this position until August 2006. In September 2006, Mr. Lewin was appointed a Director and Chief Financial Officer of Hunter Bay Minerals Plc (TSX-V:HBY), a junior mining company with interests in South America and Canada, and held this position until June 2011.The Board of Directors believes that Mr. Lewin’s financial and accounting knowledge would be a valuable asset to the Company.

RODNEY GERARD ROOTSAERT.  Rodney Rootsaert has over six years of experience in providing corporate, legal and administrative services to start-up companies through Mining House Ltd., of which Mr. Rootsaert has been a director since 2007.  From 2007 until 2011, Mr. Rootsaert has served as corporate secretary for several junior mining companies. He was the corporate secretary for Magellan Copper and Gold Plc., from 2007 until 2011, where his duties included maintaining and preparing company documents, accounts and contracts.  He also served as corporate secretary for Delta Pacific Mining Plc., from 2007 until present, where he was responsible for ensuring compliance with all relevant statutory and regulatory requirements. Due to Mr. Rootsaert’s legal background and prior roles as a corporate secretary for small public companies, the Board of Directors believed that he would be a great addition to the Company.

DR. MARTIN FAULKES.  Dr. Martin Faulkes has over 30 years of entrepreneurial and managerial experience as the founder and CEO of several software companies within the United Kingdom and the United States.  From 1979 to 1984, Dr. Faulkes was the Founder, President and CEO for Logica Inc., a company providing bespoke software to all industries but mainly banks and communications companies. Dr. Faulkes was responsible for all aspects of the business; namely sales, finance, recruitment,staff management and project control. He then became Managing Director of System Programming Ltd., a company that provides computer programming for systems in business like airlines, utility companies, banks, and insurance, from 1985 to 1987, where he was responsible for all aspects of the business. Dr. Faulkes founded Triad Plc., a computer software development company that provides systems and consultants to the business community, where he was a director from 1987 to 1998, responsible for controlling the company financially. From 1998 until the present day, Dr. Faulkes has focused on charitable activities, as the Founder and Sole Benefactor of the Dill Faulkes Educational Trust, a UK registered charity, where he is Chairman. He also sits on the Board of the Cambridge 800th Anniversary Campaign in the UK.  In light of Dr. Faulkes’ past experience in business development, Dr. Faulkes was appointed as a Director to the Company.

DR. SATU VAINIKKA.  Dr. Satu Vainikka has a strong background in the biotechnology industry, technology commercialization, equity financing, and business management. Dr. Vainikka undertook a PhD in molecular biology and oncology at the University of Helsinki from 1992 until 1996. From 1996 until 1999, she undertook post-doctoral research at the Imperial Cancer Research Fund (now CRUK) where she gained many years of research experience in the field of oncology, working in the area of signal transduction pathways. In 1999 she undertook an MBA and from 2000 until 2003 she founded, then was Chief Scientific Officer of, Gene Expression Technologies Limited.  In 2004, Dr. Vainikka founded the London based biotechnology company, Cronos Therapeutics, serving as its Chief Executive Officer from 2004 until 2006.  In 2006 she became CEO of ValiRx, a company listed on the UK AIM, where she led a number of secondary funding rounds for the company on the market and raised several rounds of private equity funding.  Dr. Vainikka remains CEO and Director of ValiRx. Due to Dr. Vainikka’s specialized experience in the fields of biotechnology, oncology and molecular biology, she was appointed as a Director of the Company.

GUY ARCHIBALD INNES.  Guy Archibald Innes is a Chartered Accountant and a member of the Institute of Chartered Accountants in England and Wales. Mr. Innes has extensive experience in financing and managing technology companies, which he gained from serving as a non-executive director on the board of companies such as ProBio Inc. from 2000 to 2006, Magellan Copper & Gold Plc. from 2007 to 2010, and Carbon Mining Plc. from 2007 to 2010. Prior to holding these directorships, Mr. Innes had a long career in banking and private equity, including advisory roles with Baring Brothers & Co. Limited in London and Paris from 1984 to 1995, where he was involved in executing and advising on national and international mergers & acquisitions, but also IPOs and capital raising; Baring Private Equity Partners Limited in London and Singapore from 1995 to 1997, where he was involved in the setting up, recruiting of managers and capital raising for an Asian media and communications private equity fund; and Quartz Capital Partners Limited from 1997 to 2000, where Mr. Innes served as Head of Corporate Finance and was responsible for managing the corporate finance department and leading the transactions undertaken by Quartz including IPOs, private placements and mergers and acquisitions.  The Board of Directors of the Company believed Mr. Innes’ technical, financial and managerial background would be beneficial to the growth of the Company.

DR. ALAN COLMAN.  Dr. Alan Colman has extensive experience in the molecular biology field where he has worked in the production of transgenic livestock, somatic nuclear transfer, and human disease models. After a successful university career in the Universities of Oxford, Cambridge, Warwick and Birmingham (where he was Professor of Biochemistry), Dr Colman went into industry. From the late 1980’s until 2002, Dr. Colman was the research director of the company PPL Therapeutics in Edinburgh, UK, where he was responsible for leading PPL’s research program strategy, also playing a role in PPL’s financing rounds, culminating in its listing on the London Stock Exchange. This company attracted considerable media attention because of their participation in the technique of somatic nuclear transfer that led to the world’s first cloned sheep, Dolly, in 1996. From 2002 to 2007, Dr. Colman was Chief Scientific Officer and then CEO for the Singaporean human embryonic stem cell company, ES Cell International. Dr. Colman is currently the Executive Director of the Singapore Stem Cell Consortium, a position he has held since 2007.  From 2008 to 2009, Dr. Colman was also concurrently Professor of Regenerative Medicine at King’s College, London, UK.  His current interest is the development of human disease models using induced pluripotent stem cells.  Dr. Colman was appointed as a Director of the Company and a member of the Scientific Advisory Board on account of his work in biochemistry, stem cell research and pathology.

KEVIN JOHN ALEXANDER.  Kevin Alexander has over 25 years of experience as an attorney in both the United Kingdom and the United States, where he has focused his legal practice primarily in the area of corporate law.  He has worked for and was a partner in major law firms in London and in the United States, including Bracewell & Giuliani from 1989 to 1999 and Salans from 1999 to 2000.  Mr. Alexander was a founder and Chief Executive Officer of GTL Resources Plc, an AIM-listed natural gas project company from 2000 to 2003, where he held ultimate responsibility for the commercial and financial activities of the company, including obtaining credit approval from a syndicate of banks for a project financing of a $400m gas processing facility. Over the last seven years, Mr. Alexander has been a consultant and entrepreneur involved in forming and managing various businesses, both private and public, including ValiRx Plc in 2006.  Since 2006, Mr. Alexander has continued to serve as a director of ValiRx, where he is also responsible for some of the legal and regulatory affairs of the company, overseeing some of the legal work on certain transactions undertaken by ValiRx. Due to Mr. Alexander’s strong legal background as well as his years of experience with small businesses and public companies, the Board of Directors felt that he would be a talented addition to the Company.

DR. JACOB MICALLEF.  Dr. Jacob Micallef has 20 years of experience in research and development and in the management of early stage biotechnical companies, including the manufacture of biotechnology products and the establishment of manufacturing operations. Dr. Micallef gained this experience while working for the World Health Organization (“WHO”) over a 10-year period from 1985. While working for the WHO, Dr. Micallef developed new diagnostic products in the areas of reproductive health and cancer. In 1990 he commenced development of a new diagnostic technology platform for WHO which was launched in 1992 and supported 13 tests. Dr. Micallef also initiated and implemented in-house manufacture (previously outsourced to Abbott Diagnostics Inc) and world-wide distribution of these products for WHO. In 1990, he started a “not-for-profit” WHO company, Immunometrics Ltd., which marketed and distributed those diagnostic products worldwide.  In 1999 Dr. Micallef studied for an MBA and went on to co-found Gene Expression Technologies in 2001 where he successfully lead the development of the chemistry of the GeneICE technology and implemented the manufacture of GeneICE molecules. He also played a major role in business development and procured a GeneICE contract with Bayer Pharmaceuticals.  From 2004 to 2007, he taught "science and enterprise" to science research workers from four universities at CASS Business School before joining Cronos Therapeutics in 2004. In 2006 Cronos was listed in the UK on AIM, becoming ValiRx. Dr. Micallef continued to work as Technical Officer for ValiRx, where he in-licensed the Hypergenomics and Nucleosomics technologies and co-founded ValiBio SA., which is now Belgian Volition SA, a subsidiary of Singapore Volition.  The Board of Directors believed that Dr. Micallef’s prior work with Belgian Volition in the development of diagnostic products would continue to be an asset to the Company in his role as Chief Scientific Officer of the Company’s subsidiary, Belgian Volition.

DR. MARK ECCLESTON.  Dr. Mark Eccleston is a biotechnology entrepreneur with over 18 years of experience in the sector, both in academia and in industry. From 2008 to 2009, Dr. Eccleston held a program management position at ValiRx Plc., where he ran multiple epigenetics-based diagnostic and therapeutics programs. Dr. Eccleston has also held various other roles in business and industry including: CEO of Vivamer Ltd. in 2002, a company spun out from Cambridge University where he was responsible for commercialization of drug delivery and imaging technologies based on extensive work in this area during his academic career; and Chief Scientific Officer then consultant to Cambridge Applied Polymers from 2005 to 2008, where he devised and managed multiple high value consultancy projects for clients including Cadburys, Kellogg’s, Reckitt Benckiser, Proctor and Gamble, and Umbro as well as a Spanish company specializing in non woven (polymeric) fabric, Tesalca. In 2010, Dr. Eccleston founded OncoLytika, which focuses on opportunity recognition and product/process innovation within start-ups as well as established companies, where his main responsibilities are advising companies on business development and preclinical project management.  In light of Dr. Eccleston’s past work in biotechnology, epigenetics and diagnostics, Dr. Eccleston was appointed as a Chief Scientific Officer of the Company’s subsidiary HyperGenomics Pte Limited.

DR. ROBERT WEINZIERL.  Dr. Robert Weinzierl is a member of our Scientific Advisory Board. He is a Reader in Molecular Biology at Imperial College London, and is the inventor of the HyperGenomicsTM technology, that the Company is in the process of further developing.  Dr. Weinzierl joined Imperial College as a lecturer in 1994, where his key responsibilities were research and teaching, combined with various administrative tasks. He was promoted to his current position 'Reader in Molecular Biology' in 2009. Dr. Weinzierl heads a research group focusing on gene expression mechanisms, with special emphasis on the structure and function of the basal transcriptional machinery. Dr. Weinzierl began his PhD in 1983 at the European Molecular Biology Laboratory and completed it at the University of Cambridge (Akam/White Laboratories). The focus of his PhD project was the function of homeotic genes (especially Ultrabithorax) during embryonic development, and he completed his thesis in 1988. He went on to spend four years as a postdoc at UC Berkeley (Tjian Laboratory). Dr. Weinzierl’s research efforts focused on the structure and function of the basal transcriptional machineries in archaea and eukaryotes, with a special emphasis on the molecular mechanisms of RNA polymerases. In 2011, Dr. Weinzierl’s laboratory at Imperial College successfully developed a range of novel methods in the field of gene expression, including in vitro assembly of protein complexes from recombinant subunits and implementation of robotic methods for high-throughput molecular biology. As the inventor of the HyperGenomicsTM technology, Dr. Weinzierl’s appointment to the Scientific Advisory Board of the Company is pivotal to the further development of the Company’s HyperGenomicsTM products.

DR. ANDREAS LADURNER.  Dr. Andreas Ladurner has a strong educational background and years of laboratory experience in the fields of biochemistry, biology, cancer research, genomics and several others.  Whilst awaiting the award of his doctorate from the University of Cambridge between 1998 and 2000, Dr. Ladurner was awarded the Wellcome Trust International Traveling Prize research fellowship.  He was appointed Research Associate at the Howard Hughes Medical Institute at the University of California Berkeley, from 2000 until 2002, then was an editor at Nature Publishing Group in New York, from 2002 until 2003.  Dr. Ladurner was named group leader in the Genome Biology Unit of the European Molecular Biology Laboratory in Heidelberg in 2003, where he undertook scientific research in the area of novel epigenetic and stress-mediated signaling networks in human cells. During this period, he discovered the histone variant technology, which is an integral part of the NucleosomicsTM products which the Company is in the process of developing.  In 2010, Dr. Ladurner was named Chair of Physiological Chemistry in the Faculty of Medicine at the University of Munich, and continues his work at EMBL as a visiting member.  Dr. Ladurner’s extensive laboratory work in nucleosome research and genomics will make him a valuable member of the Scientific Advisory Board.

DR. HABIB SKAFF.  Dr. Habib Skaff is a synthetic chemist specializing in the area of nanotechnology; his doctoral studies focused on the design of organic and polymeric ligands for the encapsulation of semiconductor nanoparticles and modification of the physical, optical, electronic, and assembly properties of the nanoparticles. Since 2001, Dr. Skaff has co-authored 11 peer-reviewed scientific papers and is a co-inventor on 18 pending or issued patents in the fields of chemistry, nanotechnology, and biotechnology. He co-founded Intezyne Technologies in 2004 and serves as that company’s Chief Executive Officer, where he is responsible for establishing and implementing strategic planning for the future. Dr. Skaff works closely with the Chief Scientific Officer to develop and implement Intezyne’s IP strategy as well as establish alliances with potential partners. He also leads Intezyne’s fundraising through debt and equity financing and works closely with the CFO in this capacity. He is also President, and Chairman of the Board of Directors of Intezyne. Dr. Skaff has served as the Chairman of Skaff Corporation of America since 1999, where he guides strategic planning but is not involved in day-to-day operations.  Dr. Skaff was appointed to serve as a member of the Scientific Advisory Board because of his extensive scholarly work and inventions in the fields of chemistry and biotechnology.

Identification of Significant Employees

Our subsidiary, Singapore Volition, has one employee, Charlotte McCubbin, Communications Manager, whose responsibilities include all communications, such as the Company’s website and news releases, as well as the Company’s branding and visual communications.

CHARLOTTE MCCUBBIN. After graduating from the University of Edinburgh in 2007 with a Bachelor of Laws with joint honors in Law and Politics, Miss McCubbin undertook internships at two public affairs/lobbying agencies in London: AS Biss (Now M:Communications) and Bell Pottinger Public Affairs; where her responsibilities included the preparation of briefing notes for clients on a range of topics, media and political monitoring, and stakeholder identification and mapping. From 2008 until 2009 she was an Account Executive at PR consultancy Kysen PR, during which time she completed a Diploma in Marketing with the Chartered Institute of Marketing. At Kysen her key responsibilities included achieving editorial placement for clients in national, trade and broadcast publications, as well as preparing press releases and arranging journalist briefings. In 2010 Miss McCubbin worked as a Public Relations Executive for the international law firm White & Case LLP, where she was responsible for the Firm's European PR program, working with both the UK press and Enlish-speaking press throughout the EMEA region, managing day-to-day press enquiries as well as generating press coverage via press releases and thought-leadership interviews and articles. Miss McCubbin joined Volition at the end of 2010.

Our subsidiary, Belgian Volition, has four employees: Managing Director Patrick Rousseau, and three laboratory technicians.

PATRICK ROUSSEAU.  Mr. Rousseau was Managing Director of ValiBio SA (now Belgian Volition) from 2007 until 2010, when he retained that role following ValiBio’s sale to Singapore Volition.  From 1983 until 1986, Mr. Rousseau was responsible for the management of public funding for industrial applied research (25+M€ annually) as Deputy Head of Cabinet with the Walloon Region State Secretary for New Technologies and SMEs.  From 1986 until 1989 he was a venture capital adviser for Belgian GBL Group; then a member of venture capital fund investment boards for Soginnove in France and Ventana in USA from 1986 until 1992. From 1983 until 1990, Mr. Rousseau also served as a member of the Supervisory Board of CGER (Belgium’s largest Public Saving Bank, now part of BNP Paribas Fortis).  Between 1998 and 2004, Mr. Rousseau held an investment adviser role to NBI Capital/Alpinvest, a Dutch venture and development fund, making on its behalf more than 20 successful direct investments in life sciences companies in Europe and the U.S. from start-up to public.  From 1989 until 2010, Mr. Rousseau acted as a corporate adviser and consultant to various companies, undertaking activities such as raising €3.5M for the development of a Belgian diagnostic subsidiary of a French company (RNTECH). Mr. Rousseau also acts as an expert adviser to the French OSEO (formerly ANVAR) applied research funding agency on over 50 industrial research & development projects, a position he has held since 1998.  Since 2000, he has also acted as an expert evaluator and negotiator for EU funding programs. Mr. Rousseau has also acted as board member of various businesses in Europe, U.S. and Canada (from direct mail to pharmaceutical product trading) from 1986 until present.

DR MARIELLE HERZOG. Dr. Marielle Herzog has seven years of experience in epigenetics academic research. During a four year period from 2003 to 2007, Dr. Herzog performed her PhD thesis at the Institute of Genetics and Molecular and Cellular Biology (IGBMC), Strasbourg, France, one of the leading European centers of biomedical research. Her work, conducted in the laboratory of Epigenome plasticity, under the supervision of Dr. R. Losson, concerned the role of the interaction between a transcriptional cofactor (TIF1b) and the heterochromatin protein 1 defined by knock-in mutation in a cellular model and in mice. In 2008, Dr. Herzog joined the laboratory of Cancer Epigenetics of Dr. F. Fuchs at the Faculty of Medicine, Free University of Brussels, as a researcher, where she managed different projects based on the study of epigenetics modifications (methylated DNA, post-translational histone modifications) and epigenetics enzymes in different cellular context. Her work led to publications in international scientific journals and to her participation at several international congresses. Dr. Herzog joined Belgian Volition in May 2011.

MURIEL CHAPELIER. Muriel Chapelier has seventeen years experience in fundamental research and development, as research associate. Mrs. Chapelier gained her experience first in a fundamental Research Laboratory at the University Hospital of Sart-Tilman (Liège), over an eight year period from 1994 until 2002 where she worked in a leukemia screening project and in fundamental research project, in PhD collaboration, using molecular biology technics. The laboratory is now a competence center for leukemia screening and she was included in publications of the PhD. In 2002, Mrs. Chapelier started working within Eppendorf Array Technologies in Namur, for the development of gene expression and protein microarrays and other new technologies. Some gene expression kits were launched on the market and a Signal Chip Human Cytokine kit was in validation during her tenure. In September 2007, Mrs. Chapelier went to Antwerp to undertake a degree in tropical medicine and international health, at the Institute of Tropical Medicine. She returned to Eppendorf in 2008 to continue the development of microarrays. She joined Belgian Volition in May 2011.

KATTY SCOUBEAU. Katty Scoubeau is a research technician for Belgian Volition. Mrs. Scoubeau graduated in chemistry and biotechnology in 1994 from the UCL Institute Paul Lambin. From 2003 until 2007, Mrs. Scoubeau taught science and mathematics at a secondary school. In 2007, she undertook training in biotechnology in the association in vivo in Nivelles. From 2010 until 2011, Mrs. Scoubeau was committed to the medical faculty of the University of Namur as a lab technician in the unit of physiological biochemistry, where she participated in the preparation of student assignments and research. She joined Belgian Volition in August 2011.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company currently has an audit committee serving on its Board of Directors. However, the Company’s audit committee does not function as an audit committee should since there is a lack of independent directors on the committee and the Board of Directors has not identified an audit committee financial expert (as defined in Item 407 of Regulation S-K), who is knowledgeable about reporting and financial statements requirements, to serve on the audit committee due to the Company’s inability to attract such a person.

The Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers as at August 31, 2011 and 2010:

 Summary Compensation Table

Name and Principal Position	Year Ended 8/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Magallano Former President, CEO and Director	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
B. Gordon Brooke Former CAO, CFO and Director	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Rudy Beloy Perez Former Secretary and Treasurer	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of August 31, 2011.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Some of our directors receive compensation for their service on our Board of Directors.  Please refer to the Letters of Appointment with Dr. Satu Vainikka, Guy Archibald Innes, Dr. Alan Colman and Dr. Martin Faulkes filed as exhibits hereto and incorporated herein by this reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

During the nine months ended May 31, 2011, a Director made advances of $53,733 to the Company.

On May 31, 2011, officers, directors and their families acquired 12% of the common capital stock issued, made advances of $70,782, and made contributions to capital in the form of expenses paid for the Company in the amount of $50,400. The advances are non-interest bearing and payable on demand.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Cameron Reynolds is not an independent director because he is also an executive officer of the Company.   Further, Dr. Martin Faulkes, Guy Archibald Innes and Dr. Alan Colman are not independent directors because they are stockholders of the Company.  Dr. Satu Vainikka and Kevin John Alexander, however, are independent directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since April 12, 2007 under the symbol “SNDC.OB.”  Effective October 11, 2011 our symbol was changed to “VNRX.OB” to reflect the Company’s name change.  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

Record Holders

As at October 6, 2011, an aggregate of 8,120,652 shares of our common stock were issued and outstanding and were owned by approximately 81 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

On February 20, 2004, the Company’s shareholders approved a Stock Option Plan (the “Plan”) whereby a maximum of 5,000,000 common shares were authorized but unissued to be granted to directors, officers, consultants and non-employees who assisted in the development of the Company. The value of the stock options to be granted under the Plan will be determined using the Black-Scholes valuation model. To date, no stock options have been granted under this Plan.  On October 6, 2011, the Plan was cancelled by written consent of the Board of Directors.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Pursuant to the Company’s Certificate of Incorporation and amendment(s) thereto, the aggregate number of shares which this Corporation shall have authority to issue is two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”).

We refer you to our Certificate of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Delaware General Corporations Law for a more complete description of the rights and liabilities of holders of our securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Quarterly Report for the quarterly period ended May 31, 2011, as filed with the Securities and Exchange Commission on July 1, 2011.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which Item 1.01 of this Current Report on Form 8-K is required to be filed.

(d)

Exhibits.

Exhibit
Number	Description of Exhibit	Filing
3.01	Certificate of Incorporation	Filed with the SEC on December 6, 1999 as part of our Registration Statement on Form 10-SB.
3.01(a)	Amendment to Certificate of Incorporation	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
3.01(b)	Certificate for Renewal and Revival of Charter	Filed herewith.
3.02	Bylaws	Filed with the SEC on December 6, 1999 as part of our Registration Statement on Form 10-SB.
10.01	Patent License Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated October 19, 2005	Filed herewith.
10.02	Amended Patent License Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated July 31, 2006	Filed herewith.
10.03	Extension Letter Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated September 4, 2006	Filed herewith.
10.04	Patent License Agreement by and between ValiRX PLC and Chroma Therapeutics Limited dated October 3, 2007	Filed herewith.
10.05	Contract Repayable Grant Advance on the Diagnosis of Colorectal Cancer by “NucleosomicsTM” by and between ValiBIO SA and The Walloon Region dated December 17, 2009	Filed herewith.
10.06	Non-Exploitation and Third Party Patent License Agreement by and among ValiBIO SA, ValiRX PLC and The Walloon Region dated December 17, 2009	Filed herewith.
10.07	Deed of Novation by and among Singapore Volition Pte Limited, ValiRX PLC, ValiBIO SA and Chroma Therapeutics Limited dated September 22, 2010	Filed herewith.
10.08	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Satu Vainikka dated September 22, 2010	Filed herewith.
10.09	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Guy Archibald Innes dated September 23, 2010	Filed herewith.
10.10	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Dr. Alan Colman dated May 25, 2011	Filed herewith.
10.12	Deed of Novation by and among Imperial College Innovations Limited, Valipharma Limited and Hypergenomics Pte Limited dated June 9, 2011	Filed herewith.
10.13	Patent License Agreement by and between Hypergenomics Pte Limited and Valipharma Limited dated June 9, 2011	Filed herewith.
10.14	Consultancy Agreement by and between Singapore Volition Pte Limited and Malcolm Lewin dated July 10, 2011	Filed herewith.
10.15	Share Exchange Agreement with Singapore Volition Pte Limited dated September 26, 2011	Filed with the SEC on September 29, 2011 as part of our Current Report on Form 8-K.
14.01	Code of Ethics	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
21.01	List of Subsidiaries	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VolitionRX Limited

Date: October 12, 2011	/s/ Cameron Reynolds
By: Cameron Reynolds
Its: Chief Executive Officer and President